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EXHIBIT 10.5 - THE MERCHANTS NATIONAL BANK DIRECTORS' DEFERRED COMPENSATION PLAN


                                    PREAMBLE

Merchants National Bank (the "Bank") hereby establishes Merchants National Bank Directors' Deferred Compensation Plan (the "Plan"), effective as of the date specified herein. The Bank intends to establish and maintain the plan as an unfunded retirement plan for members of the Board of Directors (as defined in Section 1.5 of the Plan).

The purpose of the Plan is to permit designated members of the Board of Directors of the Bank to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals in amounts equal to the amounts received as compensation from services as a Bank director.


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                                    ARTICLE I

SECTION .01       DEFINITIONS

         As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

         1.1 "Account" means amounts credited to a Participant under the Plan or the Participant's Elective Contributions Account.

         1.2 "Allocation Date" means any day of a Plan Year.

         1.3 "Bank" means Merchants National Bank, an Ohio corporation, and any successor thereto.

         1.4 "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

         1.5 "Board of Directors" or "Board" means the board of directors of the Bank.

         1.6 "Committee" means the committee appointed in accordance with
Section 8.1 to administer the Plan.

         1.7 "Compensation" means the aggregate compensation paid to a Participant by the Bank for a Plan Year, in the form of retainer fees and meeting fees for performance of his duties as a member of the Board. Compensation also includes Elective Contributions under this Plan but does not include any other amounts contributed pursuant to, or received under, this Plan or any other plan of deferred compensation.

         1.8 "Director Fees Deferral Agreement" means an agreement between a Participant and the Bank, under which the Participant agrees to a reduction in his Compensation and the Bank agrees to credit him with Elective Contributions under this Plan.

         1.9 "Disability" means a mental or physical condition that, in the opinion of a licensed physician approved by the Committee, renders a Participant permanently incapable of satisfactorily performing his usual duties as a member of the Board.

         1.10 "Effective Date" means March 1, 2000.

         1.11 "Elective Contribution" means an amount credited to the Elective Contributions Account pursuant to a Director Fees Deferral Agreement.

         1.12 "Elective Contributions Account" means the account established to record Elective Contributions authorized by Participants under the terms of this Plan.

         1.13 "Eligible Director" means any director of the Bank.

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         1.14 "Entry Date" means the Effective Date and each March 1 thereafter, or such other date as may from time to time be designated by the Committee.

         1.15 "Participant" means any Eligible Director who satisfies the conditions for participation in the Plan set forth in Section 2.1.

         1.16 "Plan" means Merchants National Bank Directors' Deferred Compensation Plan, as set forth herein and as from time to time amended.

         1.17 "Plan Year" means the accounting year of the Plan, which ends on the last day of each February.

         1.18 "Termination of Service" means a Participant's separation from service as a director of the Bank (including all affiliates of the Bank) by reason of his resignation, discharge, death or Disability.

         1.19 "Trust" or "Trust Fund" means any trust established to hold amounts set aside by the Bank in accordance with Section 4.4.

         1.20 "Trustee" means the Committee or any successor trustee of the Trust Fund appointed by the Committee.

         1.21 "Valuation Date" means any Allocation Date and any other date as of which the value of Participants' Accounts is determined.

         1.22 Rules of construction

         1.22.1 Governing law. The construction and operation of this Plan and Trust are governed by the laws of the State of Ohio.

         1.22.2 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

         1.22.3 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

         1.22.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

         1.22.5 Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.


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                                   ARTICLE II

                            PARTICIPATION IN THE PLAN

         2.1 Commencement of participation. A director of the Bank becomes a Participant on the earliest Entry Date on which he satisfies all of the following conditions:

                  (a) he is an Eligible Director; and

                  (b) he has executed a valid Director Fees Deferral Agreement that is still in effect.

         2.2 Cessation of participation. If a Participant ceases to satisfy any of the conditions set forth in Section 2.1, his participation in this Plan terminates immediately, except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of
Article VI. He may resume participation as of any Entry Date on which he again satisfies the conditions of Section 2.1.


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                                   ARTICLE III

                             ACCOUNTS UNDER THE PLAN

         3.1 Establishment of Accounts. The accounts specified in this Section
3.1 are established under the Plan to record the liability of the Bank to Participants. All Accounts are maintained on the books of the Bank, and the Bank is under no obligation to segregate any assets to provide for these liabilities. An Elective Contributions Account is maintained for each Participant for the purpose of recording the current value of his Elective Contributions.

         3.2   Valuation of Accounts

         3.2.1 Timing of valuation. All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Committee.

         3.2.2 Method of valuing Accounts. The value of an Account as of any Valuation Date is equal to the sum of -

                  (a) the fair market value of the Account's interest in the Trust Fund, as determined by the Trustee, plus

                  (b) any benefits accrued under Article IV with respect to which the Bank has not made contributions to the Trust Fund, with interest thereon at the rate established by the Committee in accordance with Section 4.6.


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                                   ARTICLE IV

                               ACCRUAL OF BENEFITS

         4.1 Types of contribution. For any Plan Year, Participants may accrue benefits under this Section 4.1. Elective Contributions are credited to each Participant to the extent specified in his Director Fees Deferral Agreement in effect for the Plan Year.

         4.2 Timing of accruals. All Elective Contributions under this Plan are deemed to accrue on the date actually made to the Plan as designated by the Committee.

         4.3 Director Fees Deferral Agreements

         4.3.1 Authorization of Elective Contributions. By executing a Director Fees Deferral Agreement with respect to a Plan Year, a Participant may elect to have Elective Contributions credited under the Plan on his behalf. The current retainer fees and meeting fees of a Participant who executes a Director Fees Deferral Agreement are reduced by the amount specified in his election, and an equal amount is accrued under the Plan in accordance with Section 4.1. An agreement may include one or more of the following elections:

                  (a) Elective Contributions based on retainer fees: The agreement may specify that the Participant's Elective Contributions will equal a percentage of his retainer fees. Elective Contributions under this Paragraph (a) may be any dollar amount of his retainer fees that is increment of $100.

                  (b) Elective Contributions based on meeting fees: The agreement may specify that the Participant's Elective Contributions will equal a percentage of his meeting fees. Elective Contributions under this Paragraph (b) may be any dollar amount of his meeting fees that is increment of $50.

If a Participant makes elections under more than one Paragraph of this Section 4.3.1, his Elective Contributions equal the sum of the Elective Contributions under all of his elections.

         4.3.2 Timing of Director Fees Deferral Agreements. A Director Fees Deferral Agreement with respect to any Plan Year after the year in which an Eligible Director initially becomes eligible to participate in the Plan must be executed no later than the last day of the preceding Plan Year. A Director Fees Deferral Agreement for a Participant's initial Plan Year of eligibility must be executed no later than thirty (30) days after the Entry Date as of which he becomes a Participant and applies only to Compensation earned after its execution. No Director Fees Deferral Agreement may be amended or revoked after the last day on which it could have been executed, except that an agreement is automatically revoked if the Participant who executed it ceases to be eligible to participate in the Plan.

         4.4 Contributions to Trust Fund. The Bank may, but is not required to, make contributions to the Trust Fund corresponding to any or all amounts accrued under Section 4.1. These contributions are credited with income, expense, gains and losses in accordance with the


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investment experience of the Trust Fund. The Committee may direct the Trustee to establish investment funds within the Trust Fund and permit Participants to direct the allocation of their Account balances among these funds in accordance with rules prescribed by the Committee. The Committee may alter the available funds or the procedures for allocating Account balances among them at any time.

         4.5 Earnings on benefit accruals. Any benefit accruals under the Plan with respect to which the Bank does not make contributions to the Trust Fund in accordance with Section 4.4 are credited with earnings at the rate selected from time to time by the Committee. The rate selected by the Committee may include
(a) any deemed investment option based on the return of publicly traded securities, (b) any published index or interest rate selected by the Committee,
(c) the return on investment of Merchants National Bank as determined by the Committee, or (d) any combination of the foregoing rates. The Committee may permit Participants to direct the allocation of their Account balances among these rates in accordance with rules prescribed by the Committee. The Committee may alter the available rates or the procedures for allocating Account balances among them at any time. Earnings accrue from the date of accrual specified in
Section 4.2 through the date on which the Bank makes a corresponding contribution to the Trust Fund or the benefit is distributed to the Participant or his Beneficiary.

         4.6 Nonalienability. A Participant's rights under this Plan may not be voluntarily or involuntarily assigned or alienated. If a Participant attempts to assign his rights or enters into bankruptcy proceedings, his right to receive payments personally under the Plan will terminate, and the Committee may apply them in such manner as will, in its judgment, serve the best interests of the Participant.


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                                    ARTICLE V

                                     VESTING

         5.1 Definition of "vesting." A Participant's interest in his Accounts is "vested" when it is not subject to forfeiture for any reason. The nonvested portion of an Account is forfeited upon the Participant's Termination of Service from the Board of Directors for any reason other than death or Disability.

         5.2 When a Participant's interest becomes vested. A Participant's interest in his Elective Contributions Account is fully (100%) vested at the time he completes the required service, as determined by the Committee. In the event that a Participant has a Termination in Service, other than for death or Disability, a pro rata portion of the Participant's Elective Contributions for the Plan Year in which such Termination of Service occurs will be forfeited to the extent that he has not completed the required service to accrue such benefits.


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                                   ARTICLE VI

                          DISTRIBUTIONS TO PARTICIPANTS

         6.1 Election of distribution date and manner of distribution. Each Director Fees Deferral Agreement must specify when and in what form benefits accrued under the Plan while the agreement is in effect will be distributed to the Participant or his Beneficiary. A Participant may elect any date and form of distribution that is acceptable to the Committee. If a Participant has a Termination of Service from the Board of Directors prior to the designated distribution date, his Termination of Service date will be treated as his distribution date and distributions will be made in the same manner as if the designated distribution date had occurred. If a Participant dies before his designated distribution date, his distributions will be made to his Beneficiary in the same manner that they would have been made to the Participant, unless the Participant's election specifies a different manner of distribution upon death.

         6.2 Type of property to be distributed. All distributions from the Plan to Participants and Beneficiaries are made in cash, unless the Committee determines that other property should be distributed.

         6.3 Other distributions. A Participant may elect to withdraw all or part of his Elective Contributions Account under the Plan prior to his designated distribution date by giving notice to the Committee. At the time of this distribution, he will forfeit 10% of the total amount distributed.

         6.4 Manner of distribution to minors or incompetents. If at any time any distributee is, in the judgment of the Committee, legally, physically or mentally incapable of receiving any distribution due to him, the distribution may, if the Committee so directs, be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Committee's judgment, will apply the distribution in the best interests of the intended distributee.

         6.5 Election of Beneficiary

         6.5.1 Designation or change of Beneficiary by Participant. When an Eligible Director qualifies for participation in the Plan, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.


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         6.5.2 Beneficiary if no election is made. Unless a different
Beneficiary has been elected in accordance with Section 6.4.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.


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                                   ARTICLE VII

                      AMENDMENT OR TERMINATION OF THE PLAN

         7.1 Bank's right to amend Plan. The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Committee and all other parties in interest.

         7.2 When amendments take effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.

         7.3 Restriction on retroactive amendments. No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.




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                                  ARTICLE VIII

                               PLAN ADMINISTRATION

         8.1 The Administrative Committee. The Plan is administered by an Administrative Committee consisting of one or more persons appointed by the Board of Directors. The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. The Board is responsible for transmitting to the Trustee the names and authorized signatures of the members of the Committee and, as changes take place in membership, the names and signatures of new members. Any member of the Committee may resign by delivering his written resignation to the Board, the Trustee and the Committee. Any such resignation becomes effective upon its receipt by the Board or on such other date as is agreed to by the Board and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

         8.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

                  (a) to determine all questions relating to eligibility to participate in the Plan;

                  (b) to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

                  (c) to maintain all records necessary for the administration of the Plan that are not maintained by the Bank or the Trustee;

                  (d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

                  (e) to establish and modify the method of accounting for the Plan or the Trust;

                  (f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

                  (g) to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

         8.3 Indemnification

         8.3.1 Indemnification of members of the Committee by the Bank. The Bank agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

         8.3.2 Liabilities for which members of the Committee are indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         8.3.3 Bank's right to settle claims. The Bank may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Bank.

         8.4 Claims procedure. If a dispute arises between the Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee in writing of his claim. The Committee will review and adjudicate the claim. If the claimant and the Committee are unable to reach a mutually satisfactory resolution of the dispute, it will be submitted to arbitration under the rules of the American Arbitration Association. Each Participant agrees, by the execution of a Director Fees Deferral Agreement, that arbitration will be the sole means of resolving disputes arising under the Plan and waives, on behalf of himself and his Beneficiary, any right to litigate any such dispute in a court of law.

         8.5 Expenses of the Committee. The members of the Committee serve without compensation for services as such. All expenses of the Committee are paid by the Bank.



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                                   ARTICLE IX

                                TRUST PROVISIONS

         9.1 General provisions

         9.1.1 Number. The Board of Directors determines the number of Trustees of the Trust Fund and may increase or decrease this number from time to time.

         9.1.2 Qualification for office. Each Trustee must be a director or an employee of the Bank at all times during his service as Trustee.

         9.1.3 Manner of appointment. The Board appoints the Trustees. Upon the occurrence of any vacancy among the Trustees, the Board may appoint a successor Trustee to fill such vacancy. While any vacancy remains unfilled, the remaining Trustee or Trustees have full power to act.

         9.1.4 Removal of Trustees. The Board may remove any Trustee at any time, with or without cause.

         9.1.5 Resignation of Trustees. Any Trustee may resign upon thirty (30) days' notice to the Board, which notice may be waived by the Board.

         9.1.6 Expenses of the Trustees. The Trustees serve without compensation for services as such. All expenses of the Trustees are being paid out of the Trust Fund, unless paid by the Bank. Such expenses include any expenses incident to the administration and operation of the Trust, including, but not limited to, fees of accountants, actuaries, legal counsel, investment advisors, specialists and other similar costs.

         9.2 Powers of the Trustees. The Trustees have the following powers, in addition to any others conferred by this Plan or by law:

                  (a) to purchase or subscribe for any securities (including shares in a regulated investment company and plans for the accumulation of such shares) or other property and to retain the same in trust;

                  (b) to sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by them, by private contract or at public auction, and no person dealing with the Trustees is bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                  (c) to vote any stocks, bonds or other securities; to give general or special proxies; to exercise any powers, conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in


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         connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust Fund;

                  (d) to cause any securities or other property held as part of the Trust Fund to be registered in their own name or in the name of one or more of their nominees, and to hold any investments in bearer form, but the books and records of the Trustees must at all times show that all such investments are part of the Trust Fund;

                  (e) to borrow or raise money for the purposes of the Plan in such amount and upon such terms and conditions as the Trustees deem advisable; and, for any sum borrowed, to issue their promissory note as Trustees and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustees is bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing;

                  (f) to keep such portion of the Trust Fund in cash or cash balances the Trustees may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

                  (g) to accept and retain for such time as may seem advisable any securities or other property received or acquired by them as Trustees hereunder, whether or not such securities or other property would normally be purchased as investments hereunder; and

                  (h) to appoint a bank or trust company as corporate Trustee or custodian, or to appoint an investment manager, and to enter into and execute an agreement or agreements with any such corporate Trustee or custodian or any investment manager to provide for the investment or reinvestment of assets of the Trust Fund.

         9.3 Trust Fund Investments. The Trustees are required to invest and reinvest the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in such securities or in such property, real or personal, foreign or domestic, wherever situated, as they deem advisable, including, but not limited to, the general account or a separate account of an insurance company licensed to do business in the State of Ohio, shares in a regulated investment company and plans for the accumulation of such shares, common or preferred stocks, bonds and mortgages, and other evidences of ownership or indebtedness. In making such investments, the Trustees are not restricted to securities or other property of the character authorized or required by applicable law for trust investments.

         9.4 Indemnification

         9.4.1 Indemnification of Trustees by the Bank. The Bank agrees to indemnify and hold harmless any Trustee (other than a corporate Trustee) against any and all expenses or liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is an addition to any other rights to which the Trustee may be entitled.

         9.4.2 Liabilities for which Trustees are indemnified. Liabilities and expenses against which a Trustee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         9.4.3 Bank's right to settle claims. The Bank may, at its own expense, settle any claim asserted or proceeding brought against the Trustees or any Trustee when such settlement appears to be in the best interests of the Bank.

         9.5 Action by the Trustees. The Trustees act by majority vote. Such action may be taken either by vote at a meeting or in writing without a meeting. Notwithstanding the foregoing, (a) checks and other instruments relating to the purchase, sale or other disposition of securities or other property held in the Trust may be signed by any one Trustee with the same force and effect as if signed by all Trustees then acting hereunder, and (b) the Trustees may, by written authorization, empower any one of them individually to execute any other document or documents on behalf of the Trustees, such authorization to remain in effect until revoked by any Trustee.

         9.6 Appointment of agents and specialists. The Trustees may appoint independent accountants and investment advisors and such enrolled actuaries, legal counsel, other specialists, agents and other persons as they deem necessary or desirable in connection with their responsibilities hereunder. The Trustees are entitled to rely conclusively upon, and are fully protected in any action taken by them in good faith in relying upon, any opinions or reports furnished to them by any such accountant, counsel or other specialist.

         9.7 Status of the Trust Fund. The Trust Fund is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, of which the Bank is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, all assets of the Trust Fund remain the property of the Bank and are subject to the claims of its creditors. No Participant has any priority claim on Trust assets or any security interest or other right in or to them superior to the rights of general creditors of the Bank.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Plan not a contract of employment. The adoption and maintenance of the Plan does not constitute a contract between the Bank and any Participant or to be a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Bank or derogates from the right of the Bank to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

         10.2 No rights under Plan except as set forth herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

IN WITNESS WHEREOF, MERCHANTS NATIONAL BANK has caused these presents to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this ______ day of March, 2000.

                            MERCHANTS NATIONAL BANK

         [Corporate Seal]

                                      By _______________________________________

                             MERCHANTS NATIONAL BANK
                      DIRECTORS' DEFERRED COMPENSATION PLAN




Effective Date of Plan:  March 1, 2000

                             MERCHANTS NATIONAL BANK
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                                Table of Contents

Article                                                            Page
                  Preamble                                           1

I                 Definitions                                        2

II                Participation in the Plan                          5

III               Accounts Under the Plan                            6

IV                Accrual of Benefits                                7

V                 Vesting                                            9

VI                Distributions to Participants                     10

VII               Amendment or Termination of the Plan              12

VIII              Plan Administration                               13

IX                Trust Provisions                                  15

X                 Miscellaneous                                     18